Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

November 21, 2016

VIA ELECTRONIC MAIL ONLY

Immune Pharmaceuticals, Inc. 430 East 29th Street, Suite 940 New York, NY 10016

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Immune Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of shares of common stock, par value $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $6,706,789 that may be issued and sold (the “Purchase Shares”) under a Common Stock Purchase Agreement, dated November 17, 2016 (the “Purchase Agreement”), between the Company and HLHW IV, LLC (the “Buyer”) and an additional 5,294,737 shares of Common Stock (the “Other Shares” and together with the Purchase Shares, the “Shares”) to be issued pursuant to the terms of the Purchase Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

a.	the registration statement on Form S-3 (File No. 333-198647) of the Company relating to Common Stock and other securities of the Company filed on September 8, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

b.	the prospectus, dated October 28, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

c.	the prospectus supplement, dated November 17, 2016 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

d.	an executed copy of the Purchase Agreement, relating to the sale by the Company of the Shares;

Immune Pharmaceuticals, Inc.

November 21, 2016

e.	an executed copy of a certificate of Daniel G. Teper and John C. Militello, Chief Executive Officer and Vice President of Finance and Controller of the Company, respectively, dated the date hereof (the “Officers’ Certificate”);

f.	a copy of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of November 21, 2016, and certified pursuant to the Officers’ Certificate;

g.	a copy of the Company’s Amended and Restated By-laws, in effect as of the date hereof, certified pursuant to the Officers’ Certificate; and

h.	a copy of certain resolutions of the Board of Directors of the Company, adopted on November 17, 2016, certified pursuant to the Officers’ Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In addition, it is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is effective under the Securities Act.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Shares are delivered to and paid for by the Buyer in accordance with the terms of the Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

Immune Pharmaceuticals, Inc.

November 21, 2016

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON llp